UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: April 24, 2013
(Date of earliest event reported)

FORD MOTOR COMPANY
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-3950	38-0549190
(Commission File Number)	(IRS Employer Identification No.)

One American Road, Dearborn, Michigan	48126
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code 313-322-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

Ford Motor Company ("Ford") hereby incorporates by reference its news release dated April 24, 2013, which is filed as Exhibit 99 hereto.

Ford will conduct two conference calls on April 24, 2013 to review preliminary first quarter 2013 financial results. Beginning at 9:00 a.m., Ford President and Chief Executive Officer Alan Mulally and Executive Vice President and Chief Financial Officer Bob Shanks will host a presentation for the investment community and news media. Investors may access this presentation by dialing 1-866-318-8615 (or 1-617-399-5134 from outside the United States). The passcode for either telephone number is a verbal response of "Ford Earnings."

At 11:00 a.m., Ford Vice President and Treasurer Neil Schloss, Ford Vice President and Controller Stuart Rowley, and Ford Motor Credit Company Chief Financial Officer Mike Seneski will host a presentation for fixed income analysts and investors. Investors may access this presentation by dialing 1-866-318-8611 (or 1-617-399-5130 from outside the United States). The passcode for either telephone number is a verbal response of "Ford Fixed Income."

A listen-only webcast and supporting presentation materials for these calls is available on the Internet at www.shareholder.ford.com. Investors also may access replays of the presentations beginning after 2:00 p.m. the day of the event through Wednesday, May 1, 2013 by dialing 1-888-286-8010 (or 1-617-801-6888 from outside the United States). The passcode for replays of the earnings call is 20941345; the passcode for replays of the fixed income call is 93095149. All times referenced above are in Eastern Time.

Please note that Exhibit 99 to this Form 8-K discusses various financial measures "excluding special items" and/or with other adjustments. The most directly comparable financial measures calculated and presented in accordance with U.S. Generally Accepted Accounting Principles ("GAAP") are these same measures including special items and/or without adjustments. We believe that showing these measures on a basis that excludes special items and/or includes other adjustments is useful to investors, because it allows investors to evaluate our results excluding or adjusting for items related to our efforts to match production capacity and cost structure to market demand and changing model mix, as well as items that we do not necessarily consider to be indicative of earnings from ongoing operating activities.

In addition, Exhibit 99 discusses our key cash metrics, Automotive operating-related cash flow (which we believe best represents the ability of our Automotive operations to generate cash), Automotive gross cash (including cash and cash equivalents and net marketable securities), and net interest. We believe that Automotive operating-related cash flow is useful to investors because it includes elements that we consider to be related to our operating activities (e.g., capital spending), and excludes cash flow elements that we do not consider to be related to the ability of our operations to generate cash. The most comparable GAAP measure is Cash flows from operating activities of continuing operations on our statement of cash flows. The most comparable GAAP measure for Automotive gross cash is the sum of the individual line items on our balance sheet for each of the elements within that measure (Cash and cash equivalents and Marketable securities). Net interest primarily measures profit variances driven by changes in our Automotive sector's centrally managed net interest (primarily interest expense, interest income, and other adjustments).  The most comparable GAAP measure for net interest is the sum of Interest expense, interest income, and gains/losses on the majority of our investments which are reported in Automotive interest income and other income/(loss), net on our income statement.

Item 9.01. Financial Statements and Exhibits.

EXHIBITS*

Designation	Description	Method of Filing

Exhibit 99	News release dated April 24, 2013	Filed with this Report

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORD MOTOR COMPANY
(Registrant)

Date: April 24, 2013	By:	/s/ Louis J. Ghilardi
Louis J. Ghilardi
Assistant Secretary

*
Any reference in the attached exhibit(s) to our corporate website(s) and/or other social media sites or platforms, and the contents thereof, is provided for convenience only; such websites or platforms and the contents thereof are not incorporated by reference into this Report nor deemed filed with the Securities and Exchange Commission.

EXHIBIT INDEX

Designation	Description

Exhibit 99	News release dated April 24, 2013

|	NEWS
		www.facebook.com/ford	www.twitter.com/ford

Ford Posts First Quarter Pre-Tax Profit of $2.1 Billion, Driven by Highest North America Profit in More than a Decade; Net Income of $1.6 Billion+

•	Strong total company pre-tax profit was $2.1 billion, or 41 cents per share, a decrease of $147 million from a year ago; 15th consecutive quarter of profitability

•	Net income was $1.6 billion, or 40 cents per share, an increase of $215 million compared with a year ago

•
Positive Automotive operating-related cash flow was $700 million for the quarter — the 12th consecutive quarter of positive cash flow — with strong liquidity of $34.5 billion, unchanged from year-end 2012

•	Wholesale volume and total company revenue each grew about 10 percent compared with a year ago, including market share gains in North America and Asia Pacific Africa

•
North America pre-tax profit was a record $2.4 billion — the highest quarterly profit since at least 2000, when the company began reflecting the region as a separate business unit — with an operating margin of 11 percent. Ford also reported a small pre-tax profit for Asia Pacific Africa, and losses in Europe and South America

•	Ford Credit continued its solid performance with a first quarter pre-tax profit of $507 million

•
For full year 2013, the company’s guidance remains unchanged — Ford expects another strong year, with total company pre-tax profit about equal to 2012, operating margin about equal to or lower than 2012, and Automotive operating-related cash flow higher than 2012

Financial Results Summary +	First Quarter
	2012	2013	B/(W) 2012
Wholesales (000)	1,358	1,497	139
Revenue (Bils.)	$32.4	$35.8	$3.4
Operating Results
Pre-tax results (Mils.)++	$2,293	$2,146	$(147)
After-tax results (Mils.)+++	1,578	1,642	64
Earnings per share+++	0.39	0.41	0.02
Special items pre-tax (Mils.)	$(255)	$(23)	$232
Net income attributable to Ford
After-tax results (Mils.)	$1,396	$1,611	$215
Earnings per share	0.35	0.40	0.05
Automotive
Operating-related cash flow (Bils.)	$0.9	$0.7	$(0.2)
Gross cash (Bils.)	$23.0	$24.2	$1.2
Debt (Bils.)	(13.7)	(16.0)	(2.3)
Net cash (Bils.)	$9.3	$8.2	$(1.1)
See end notes on page 6.

DEARBORN, Mich., April 24, 2013 - Ford Motor Company [NYSE: F] today reported first quarter 2013 pre-tax profit of $2.1 billion, driven by record results from North America and continued solid performance from Ford Credit.

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Total company first quarter pre-tax profit of $2.1 billion, or 41 cents per share, was $147 million lower than a year ago, more than explained by Europe and South America. Net income for the first quarter of $1.6 billion, or 40 cents per share, was $215 million higher than a year ago.

Ford generated positive Automotive operating-related cash flow of $700 million in the first quarter — the 12th consecutive quarter of positive performance — with strong liquidity of $34.5 billion unchanged from year-end 2012.

As part of Ford’s previously announced strategy to de-risk its pension obligations, the company made $1.8 billion in cash contributions to its worldwide funded plans during the quarter. This included $1.2 billion of discretionary contributions, in line with Ford’s long-term pension de-risking strategy.

Dividends paid in the quarter totaled about $400 million.

“Our strong first quarter results provide further proof that our One Ford plan continues to deliver,” said Alan Mulally, Ford president and CEO. “Our plan remains centered on serving customers in all markets around the world with a full family of vehicles — small, medium and large; cars, utilities and trucks — each with the very best quality, fuel efficiency, safety, smart design and value.”

AUTOMOTIVE SECTOR

	First Quarter
	2012	2013	B/(W) 2012
Wholesales (000)	1,358	1,497	139
Revenue (Bils.)	$30.5	$33.9	$3.4
Pre-tax results (Mils.)	$1,837	$1,643	$(194)
Operating Margin (Pct.)	6.4%	5.2%	(1.2) pts.

For the first quarter of 2013, Ford’s wholesale volume and revenue were each about 10 percent higher than a year ago, driven primarily by strong performance in North America and Asia Pacific Africa.

The decrease in total Automotive pre-tax profit and operating margin for the first quarter is explained by Europe and South America.

Ford North America

	First Quarter
	2012	2013	B/(W) 2012
Wholesales (000)	651	761	110
Revenue (Bils.)	$18.6	$22.3	$3.7
Pre-tax results (Mils.)	$2,133	$2,442	$309
Operating Margin (Pct.)	11.5%	11.0%	(0.5) pts.

Ford North America experienced strong growth in the first quarter, with wholesale volume up 17 percent from the same period a year ago, and revenue improving 20 percent.

Ford North America’s pre-tax profit, which was a record for any quarter since at least 2000 when the company began reflecting the region as a separate business unit, increased from the same period a year ago due to favorable market factors, offset partially by higher costs that reflect the company’s investment in new products and growth, as well as higher pension and OPEB expense. These same factors drove Ford North America’s operating margin of 11 percent — the fourth quarter out of the last five that the region produced double-digit operating margins.

For full year 2013, Ford’s guidance for North America remains unchanged — the company expects strong performance to continue, with pre-tax profit expected to be higher than 2012 and operating margin of about 10 percent.

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Ford South America

	First Quarter
	2012	2013	B/(W) 2012
Wholesales (000)	118	113	(5)
Revenue (Bils.)	$2.4	$2.3	$(0.1)
Pre-tax results (Mils.)	$54	$(218)	$(272)
Operating Margin (Pct.)	2.3%	(9.4)%	(11.7) pts.

The decrease in Ford South America’s pre-tax results and operating margin in the first quarter was more than explained by unfavorable exchange, most of which related to Venezuela, including the impact of the devaluation of the bolivar. Currency weakening in Argentina was also a factor.

For full year 2013, the company’s guidance remains unchanged, with Ford South America expected to be about breakeven. The external environment is uncertain, however, particularly in Venezuela and Argentina. There is a risk that this could adversely affect the company’s ability to deliver full year breakeven results for the region.

“We continue to implement our One Ford plan in South America to address the challenging business environment in the region,” said Bob Shanks, Ford executive vice president and chief financial officer. “We are confident in the strength of our new global products and we are expanding our product portfolio while looking at all areas of our business to improve operating results.”

Ford Europe

	First Quarter
	2012	2013	B/(W) 2012
Wholesales (000)	372	341	(31)
Revenue (Bils.)	$7.2	$6.7	$(0.5)
Pre-tax results (Mils.)	$(149)	$(462)	$(313)
Operating Margin (Pct.)	(2.0)%	(6.9)%	(4.9) pts.

The decline in Ford Europe’s first quarter pre-tax results primarily reflected higher structural costs, including restructuring effects (principally accelerated depreciation), and higher pension expense due to lower discount rates. Market factors and exchange also were unfavorable.

The company’s European transformation plan announced in October 2012 is proceeding on track, with solid progress made during the first quarter of 2013. Ford’s unprecedented product acceleration is on pace, with five new passenger vehicles and two new commercial vehicles introduced since the plan was announced. These new vehicles are off to a strong sales start. The company increased retail market share for the five major markets in Western Europe, which is critical to margins, residuals and brand health, and made strides on quality and customer satisfaction.

Ford also made progress on cost efficiencies during the first quarter, including plans to restructure its manufacturing footprint within the region. The company’s discussions are progressing with unions at Southampton assembly and Dagenham stamping and tooling operations in the U.K. toward closure mid-year. Discussions also are progressing at Ford’s assembly plant in Genk, Belgium, where hourly employees recently ratified a package of proposed separation benefits, and salaried employees now have reached agreement on a tentative proposal subject to ratification. As the information and consultation process moves forward, normal vehicle production levels at the plant have resumed.

Full year 2013 guidance for Europe remains unchanged, with the company expecting a loss of about $2 billion. The outlook for the business environment in Europe remains uncertain. While it is possible that economic and industry conditions will begin to stabilize later this year, recent economic indicators are mixed. Despite the challenging environment, the company is progressing toward its goal of a profitable, growing Ford Europe by mid-decade.

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Ford Asia Pacific Africa

	First Quarter
	2012	2013	B/(W) 2012
Wholesales (000)	217	282	65
Revenue (Bils.)	$2.3	$2.6	$0.3
Pre-tax results (Mils.)	$(95)	$6	$101
Operating Margin (Pct.)	(4.2)%	0.2%	4.4 pts.

Ford Asia Pacific Africa showed strong growth in wholesale volume and revenue, gaining market share in this growing industry. Ford’s first quarter market share for Asia Pacific Africa was 3 percent, a 30 percent improvement from a year ago; in China, the company’s market share improved more than a percentage point compared with a year ago, setting a first quarter record of 3.6 percent.

The improvement in Ford Asia Pacific Africa’s pre-tax results and operating margin mainly reflected favorable market factors, as well as higher royalties and subsidiary profits. These positive factors were largely offset by the company’s investments for future growth in the region.

For full year 2013, the company’s guidance for Ford Asia Pacific Africa remains unchanged at about breakeven. While Ford expects to deliver strong growth in volume, share and revenue during 2013, costs will continue to largely offset these positive effects as the company continues to invest in an expanded product lineup, new plants in China and India, and people to implement the company’s growth plan.

Other Automotive

The first quarter loss of $125 million reflects net interest expense, offset partially by a favorable fair market value adjustment on the company’s equity investment in Mazda.

Ford expects net interest expense for full year 2013 to be about $750 million to $800 million, in line with the first quarter run rate of about $200 million.

FINANCIAL SERVICES SECTOR

	First Quarter
	2012	2013	B/(W) 2012
Revenue (Bils.)	$1.9	$1.9	$—
Ford Credit pre-tax results (Mils.)	$452	$507	$55
Other Financial Services pre-tax results (Mils.)	4	(4)	(8)
Financial Services pre-tax results (Mils.)	$456	$503	$47

Ford Motor Credit Company
Ford Credit’s increase in first quarter pre-tax profit compared with a year ago primarily reflects higher receivables and favorable residual performance, offset partially by lower credit loss reserve reductions.
For full year 2013, Ford’s guidance for Ford Credit remains unchanged. The company projects that Ford Credit’s full year pre-tax profit will be about equal to 2012, year-end managed receivables will be in the range of $95 billion to $105 billion, and distributions to its parent will be about $200 million.

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OUTLOOK

Ford’s planning assumptions and key metrics include the following:

			Full Year
		First Quarter	2012	2013
		2013 Results	Results	Plan	Outlook
	Planning Assumptions
	Industry Volume* -- U.S. (Mils.)	15.6	14.8	15.0 - 16.0	Unchanged
	Industry Volume* -- Europe (Mils.)**	13.3	14.0	13.0 - 14.0	13.0 - 13.5
	Industry Volume* -- China (Mils.)	20.7	19.0	19.5 - 21.5	Unchanged

	Operational Metrics
	Compared with Prior Year:
	- U.S. Market Share	15.9%	15.2%	Higher	Unchanged
	- Europe Market Share**	7.7%	7.9%	About Equal	Unchanged
	- China Market Share***	3.6%	3.2%	Higher	Unchanged

	- Quality	Mixed	Mixed	Improve	Unchanged

	Financial Metrics
	Compared with Prior Year:
	- Total Company Pre-Tax Operating Profit (Bils.)****	$2.1	$8.0	About Equal	Unchanged
	- Automotive Operating Margin****	5.2%	5.3%	About Equal / Lower	Unchanged
	- Automotive Operating-Related Cash Flow (Bils.)	$0.7	$3.4	Higher	Unchanged

*	Includes medium and heavy trucks
**	The 19 markets we track
***	Includes Ford and JMC brand vehicles produced in China by unconsolidated affiliates
****	Excludes special items; Automotive operating margin is defined as Automotive pre-tax results, excluding special items and Other Automotive, divided by Automotive revenue

Consistent with prior guidance, the company expects its full year operating effective tax rate to be similar to 2012, which was 32 percent.

Ford remains focused on delivering the key aspects of the One Ford plan, which are unchanged:

•	Aggressively restructuring to operate profitably at the current demand and changing model mix

•	Accelerating the development of new products that customers want and value

•	Financing the plan and improving the balance sheet

•	Working together effectively as one team, leveraging Ford’s global assets

The company continues to work toward its mid-decade outlook.

“We continue to expect 2013 to be another strong year, as we go further in strengthening our global product lineup and improving the competitiveness of our operations,” Mulally said. “Everyone at Ford remains laser focused on continuing to make progress on our One Ford plan and building a profitably growing Ford for the benefit of all our stakeholders.”
# # #

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+
The financial results discussed herein are presented on a preliminary basis; final data will be included in Ford’s Quarterly Report on Form 10-Q for the period ended Mar. 31, 2013. The following information applies to the information throughout this release:

•	Pre-tax operating results exclude special items unless otherwise noted.

•
See tables following the “Safe Harbor/Risk Factors” for the nature and amount of special items, and reconciliation of items designated as “excluding special items” to U.S. generally accepted accounting principles (“GAAP”). Also see the tables for reconciliation to GAAP of Automotive gross cash, operating-related cash flow and net interest.

•
Discussion of overall Automotive cost changes is measured primarily at present-year exchange and excludes special items and discontinued operations; in addition, costs that vary directly with production volume, such as material, freight, and warranty costs, are measured at present-year volume and mix.

•
Wholesale unit sales and production volumes include the sale or production of Ford-brand and JMC-brand vehicles by unconsolidated affiliates. JMC refers to our Chinese joint venture, Jiangling Motors Corporation. See materials supporting the Apr. 24, 2013 conference calls at www.shareholder.ford.com for further discussion of wholesale unit volumes.

++	Excludes special items.

+++
Excludes special items and “Income/(Loss) attributable to non-controlling interests.” See tables following “Safe Harbor/Risk Factors” for the nature and amount of these special items and reconciliation to GAAP.

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Safe Harbor/Risk Factors

Statements included or incorporated by reference herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on expectations, forecasts, and assumptions by our management and involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation:

•	Decline in industry sales volume, particularly in the United States or Europe, due to financial crisis, recession, geopolitical events, or other factors;

•	Decline in Ford's market share or failure to achieve growth;

•	Lower-than-anticipated market acceptance of Ford's new or existing products;

•	Market shift away from sales of larger, more profitable vehicles beyond Ford's current planning assumption, particularly in the United States;

•	An increase in or continued volatility of fuel prices, or reduced availability of fuel;

•	Continued or increased price competition resulting from industry excess capacity, currency fluctuations, or other factors;

•	Fluctuations in foreign currency exchange rates, commodity prices, and interest rates;

•	Adverse effects resulting from economic, geopolitical, or other events;

•
Economic distress of suppliers that may require Ford to provide substantial financial support or take other measures to ensure supplies of components or materials and could increase costs, affect liquidity, or cause production constraints or disruptions;

•
Work stoppages at Ford or supplier facilities or other limitations on production (whether as a result of labor disputes, natural or man-made disasters, tight credit markets or other financial distress, production constraints or difficulties, or other factors);

•	Single-source supply of components or materials;

•	Labor or other constraints on Ford's ability to maintain competitive cost structure;

•	Substantial pension and postretirement health care and life insurance liabilities impairing our liquidity or financial condition;

•	Worse-than-assumed economic and demographic experience for postretirement benefit plans (e.g., discount rates or investment returns);

•	Restriction on use of tax attributes from tax law "ownership change;"

•	The discovery of defects in vehicles resulting in delays in new model launches, recall campaigns, or increased warranty costs;

•	Increased safety, emissions, fuel economy, or other regulations resulting in higher costs, cash expenditures, and/or sales restrictions;

•	Unusual or significant litigation, governmental investigations, or adverse publicity arising out of alleged defects in products, perceived environmental impacts, or otherwise;

•
A change in requirements under long-term supply arrangements committing Ford to purchase minimum or fixed quantities of certain parts, or to pay a minimum amount to the seller ("take-or-pay" contracts);

•	Adverse effects on results from a decrease in or cessation or clawback of government incentives related to investments;

•	Inherent limitations of internal controls impacting financial statements and safeguarding of assets;

•	Cybersecurity risks to operational systems, security systems, or infrastructure owned by Ford, Ford Credit, or a third-party vendor or supplier;

•	Failure of financial institutions to fulfill commitments under committed credit and liquidity facilities;

•
Inability of Ford Credit to access debt, securitization, or derivative markets around the world at competitive rates or in sufficient amounts, due to credit rating downgrades, market volatility, market disruption, regulatory requirements, or other factors;

•	Higher-than-expected credit losses, lower-than-anticipated residual values, or higher-than-expected return volumes for leased vehicles;

•	Increased competition from banks or other financial institutions seeking to increase their share of financing Ford vehicles; and

•	New or increased credit, consumer, or data protection or other regulations resulting in higher costs and/or additional financing restrictions.

We cannot be certain that any expectation, forecast, or assumption made in preparing forward-looking statements will prove accurate, or that any projection will be realized. It is to be expected that there may be differences between projected and actual results. Our forward-looking statements speak only as of the date of their initial issuance, and we do not undertake any obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events or otherwise. For additional discussion, see "Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2012, as updated by our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

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CONFERENCE CALL DETAILS

Ford Motor Company [NYSE:F] releases its preliminary first quarter 2013 financial results at 7 a.m. EDT today. The following briefings will be held after the announcement:

•
At 9 a.m. EDT, Alan Mulally, Ford president and CEO, and Bob Shanks, Ford executive vice president and chief financial officer, will host a conference call for the investment community and news media to discuss the 2013 first quarter financial results.

•
At 11 a.m. EDT, Neil Schloss, Ford vice president and treasurer, Stuart Rowley, Ford vice president and controller, and Mike Seneski, chief financial officer, Ford Motor Credit Company, will host a conference call for fixed income analysts and investors.

Listen-only presentations and supporting materials will be available on the Internet at www.shareholder.ford.com. Representatives of the news media and the investment community participating by teleconference will have the opportunity to ask questions following the presentations.

Access Information — Wednesday, April 24, 2013
Earnings Call: 9 a.m. (EDT)
Toll Free: 1.866.318.8615
International: 1.617.399.5134
Earnings Passcode: Ford Earnings
Fixed Income: 11 a.m. (EDT)
Toll Free: 1.866.318.8611
International: 1.617.399.5130
Fixed Income Passcode: Ford Fixed Income
Replays — Available after 2 p.m. the day of the event through Wednesday, May 1, 2013
www.shareholder.ford.com
Toll Free: 1.888.286.8010
International: 1.617.801.6888
Replay Passcodes:
Earnings: 20941345
Fixed Income: 93095149

About Ford Motor Company
Ford Motor Company, a global automotive industry leader based in Dearborn, Mich., manufactures or distributes automobiles across six continents. With about 175,000 employees and 65 plants worldwide, the company’s automotive brands include Ford and Lincoln. The company provides financial services through Ford Motor Credit Company. For more information about the company and Ford’s products, please visit www.corporate.ford.com.

# # #

Contact(s):	Media:	Equity Investment	Fixed Income	Shareholder
		Community:	Investment Community:	Inquiries:
	Jay Cooney	Larry Heck	Molly Tripp	1.800.555.5259
	1.313.319.5477	1.313.594.0613	1.313.621.0881	1.313.845.8540
	jcoone17@ford.com	fordir@ford.com	fixedinc@ford.com	stockinf@ford.com

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TOTAL COMPANY
CALCULATION OF EARNINGS PER SHARE
		First Quarter 2013
		Net Income Attributable to Ford	After-Tax Operating Results Excl. Special Items*
	After-Tax Results (Mils.)
	After-tax results*	$1,611	$1,642
	Effect of dilutive 2016 Convertible Notes**	13	13
	Effect of dilutive 2036 Convertible Notes**	—	—
	Diluted after-tax results	$1,624	$1,655

	Basic and Diluted Shares (Mils.)
	Basic shares (Average shares outstanding)	3,923	3,923
	Net dilutive options	49	50
	Dilutive 2016 Convertible Notes	97	97
	Dilutive 2036 Convertible Notes	3	3
	Diluted shares	4,072	4,073

	EPS (Diluted)	$0.40	$0.41

*	Excludes Income/(Loss) attributable to non-controlling interests; special items detailed on page 10
**
As applicable, includes interest expense, amortization of discount, amortization of fees, and other changes in income or loss that result from the application of the if-converted method for convertible securities

TOTAL COMPANY
INCOME FROM CONTINUING OPERATIONS
	First Quarter
	2012	2013
	(Mils.)	(Mils.)

North America	$2,133	$2,442
South America	54	(218)
Europe	(149)	(462)
Asia Pacific Africa	(95)	6
Other Automotive	(106)	(125)
Total Automotive (excl. special items)	$1,837	$1,643
Special items -- Automotive	(255)	(23)
Total Automotive	$1,582	$1,620
Financial Services	456	503
Pre-tax results	$2,038	$2,123
(Provision for)/Benefit from income taxes	(640)	(511)
Net income	$1,398	$1,612
Less: Income/(Loss) attributable to non-controlling interests	2	1
Net income attributable to Ford	$1,396	$1,611

Memo: Excluding special items
Pre-tax results	$2,293	$2,146
(Provision for)/Benefit from income taxes	(713)	(503)
Less: Income/(Loss) attributable to non-controlling interests	2	1
After tax results	$1,578	$1,642

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	TOTAL COMPANY
	SPECIAL ITEMS
		First Quarter
		2012	2013
		(Mils.)	(Mils.)
	Personnel and Dealer-Related Items
	Separation-related actions*	$(233)	$(8)
	Mercury discontinuation / Other dealer actions	(16)	—
	Total Personnel and Dealer-Related Items	$(249)	$(8)

	Other Items
	Ford Romania consolidation loss	$—	$(15)
	Other	(6)	—
	Total Other Items	$(6)	$(15)

	Total Special Items	$(255)	$(23)

	Tax Special Items	$73	$(8)

	Memo:
	Special Items impact on earnings per share**	$(0.04)	$(0.01)

*	Includes pension-related special items
**	Includes related tax effect on special items and tax special items

PRODUCTION VOLUMES*
	2013
	First Quarter		Second Quarter
	Actual		Forecast
	Units	O/(U) 2012	Units	O/(U) 2012
	(000)	(000)	(000)	(000)
North America	784	107	800	63
South America	111	14	140	40
Europe	386	(32)	390	21
Asia Pacific Africa	286	73	315	71
Total	1,567	162	1,645	195
* Includes Ford brand and JMC brand vehicles to be produced by unconsolidated affiliates

NET INTEREST RECONCILIATION TO GAAP
	First Quarter
	2012	2013
	(Mils.)	(Mils.)

Interest expense	$(185)	$(206)
Interest income	87	44
Subtotal	$(98)	$(162)

Adjusted for items included / excluded from net interest:
Include: Gains/(Losses) on cash equivalents & marketable securities*	26	14
Include: Gains/(Losses) on extinguishment of debt	—	(18)
Other	(18)	(23)
Net Interest	$(90)	$(189)

* Excludes mark-to-market adjustments of our investment in Mazda

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AUTOMOTIVE SECTOR
GROSS CASH RECONCILIATION TO GAAP
		Mar. 31,	Dec. 31,	Mar. 31,
		2012	2012	2013
		(Bils.)	(Bils.)	(Bils.)

	Cash and cash equivalents	$7.3	$6.2	$6.0
	Marketable securities	15.8	18.2	18.2
	Total cash and marketable securities	$23.1	$24.4	$24.2

	Securities in transit*	(0.1)	(0.1)	—
	Gross cash	$23.0	$24.3	$24.2

*	The purchase or sale of marketable securities for which the cash settlement was not made by period end and for which there was a payable or receivable recorded on the balance sheet at period end

AUTOMOTIVE SECTOR
OPERATING-RELATED CASH FLOWS RECONCILIATION TO GAAP
	First Quarter
	2012	2013
	(Bils.)	(Bils.)

Cash flows from operating activities of continuing operations	$0.9	$0.7

Items included in operating-related cash flows
Capital expenditures	(1.1)	(1.5)
Net cash flows from non-designated derivatives	(0.1)	(0.2)

Items not included in operating-related cash flows
Cash impact of Job Security Benefits and personnel-reduction actions	0.1	0.1
Pension contributions	1.1	1.8
Tax refunds and tax payments from affiliates	(0.1)	(0.3)
Other	0.1	0.1
Operating-related cash flows	$0.9	$0.7

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